EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY PROVIDES UPDATE
ON RELEASE OF FINANCIAL RESULTS FOR
THIRD QUARTER OF FISCAL 2006

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA – October 23, 2006 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced that it is postponing the release of financial results for the third quarter of fiscal 2006, which was originally scheduled for October 24, 2006, until the Audit Committee of its Board of Directors, together with special outside legal counsel, have completed their review of the Company’s historical stock option granting practices with the Company’s independent registered public accounting firm.

Subject to completion of the above-mentioned review, the Company currently intends to file its quarterly report on Form 10-Q with the Securities and Exchange Commission for the third quarter of fiscal 2006, as well as the second quarter of fiscal 2006, by the November 13, 2006 deadline for its third quarter report.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 110 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates eight upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipates”, “expects”, “will” and similar words and their variations.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  The timing of the Company’s release of its quarterly financial results for the third quarter of fiscal 2006 and the filing of its quarterly reports on Form 10-Q are subject to uncertainties and factors that may not be within its control. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.

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